SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K

CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) OCTOBER 31, 2001

SEVEN FIELDS DEVELOPMENT COMPANY
(Exact name of Registrant as specified in its charter)


Pennsylvania			33-85102		25-1561828
(State or Other Jurisdiction	(Commission		(I.R.S.Employer
of Incorporation)		File Number)               Identification Number)

2200 Garden Drive, Suite 200, Mars, PA  			16046-7846
(Address of Principal Executive Offices)			Zip Code
(724) 776-5070
(Registrant's telephone number, including area code)


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS


On October 31, 2001, Seven Fields Development Company liquidated its remaining assets
35:by distributing such assets to a liquidating trust which was formed to hold such assets on behalf of the interest holders in Seven Fields Development Company. Since the disposition
 was in the
 nature of a distribution, Seven Fields Development Company received no consideration for the disposition of such assets, other than the cancellation of its equity interests.
 The
liquidating trust
 will (1) hold such assets on behalf of the interest holders of Seven Fields Development, (
2) sell
the assets which are not already in the form of cash, (3) pay any contingent claims and liquidation
expense, and (4) distribute the remaining property to the interest holders. The following is a summary of the major items of property of the Company which were distributed to the liquidating trust on behalf of the interest holders of the Company:



	1.Vacant Land of approximately 7 acres which is subject to an agreement of sale at a sale price of approximately $975,000.

	2.Additional real estate parcels of negligible value.

	3.Receivables from the recent sale of a real estate parcels in the amount of approximately $1 million.

	4.	Cash in the amount of approximately $1.6 million.

A plan of liquidation was adopted by Seven Fields Development Company.
 It is filed
 herewith
as Exhibit 2 and is hereby incorporated herein by reference. In addition a letter is being sent to the
 Company's security holders in the form attached as Exhibit 20, which is also hereby incorporated
herein by reference.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION 			AND EXHIBITS.

		(c)	Exhibits

		2	Plan of Liquidation

		20	Statement Provided to Security Holders

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SEVEN FIELDS DEVELOPMENT COMPANY

						By:

						            PAUL VOYTIK
							Paul Voytik, President

Dated:	November 14, 2001



INDEX TO EXHIBITS





Exhibit No.				Description
 _ _ _ _ _ 				_ _ _ _ _ _ _


	2	Plan of Liquidation


	20	Statement Provided to Security Holders



Contact:	Lynn Hoffman-Kyle
		Seven Fields Development Company
		724-776-5070